UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2025

TALPHERA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 Gateway Drive, Suite 175 San Mateo, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TLPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Sale of Unregistered Securities

Securities Purchase Agreement

As previously disclosed, on March 31, 2025, Talphera, Inc., or Talphera, entered into a securities purchase agreement, or the Purchase Agreement, with several institutional investors and a member of management (collectively, the Purchasers), relating to the issuance and sale in a private placement in three separate tranches of (i) shares of its common stock, par value $0.001 per share and (ii) pre-funded warrants to purchase shares of common stock. The first closing of the private placement occurred on April 2, 2025.

On October 21, 2025, certain Purchasers waived the conditions of subsections 2.3(a)(i) and 2.4(a)(i) of the Purchase Agreement to effect both the second closing and third closing of the private placement with respect to such Purchasers only (collectively, the Optional Closing), and we issued and sold to such Purchasers:

●	1,023,890 shares of common stock at a purchase price of $0.586 per share; and

●
Pre-funded warrants at a purchase price of $0.585 per pre-funded warrant to purchase up to an aggregate of 1,706,484 shares of common stock at an exercise price of $0.001 per share. The pre-funded warrants will be exercisable immediately following the Optional Closing and have an unlimited term and an exercise price of $0.001 per share.

The aggregate gross proceeds to Talphera from Optional Closing of the private placement were approximately $1.6 million, and excluding the proceeds, if any, from the exercise of the pre-funded warrants issued at the Optional Closing.

The Purchase Agreement contains customary representations, warranties and agreements by Talphera, customary conditions to closing, and indemnification obligations of Talphera and the Purchasers. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of a specific date, were solely for the benefit of the parties to the respective Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.

The forms of Purchase Agreement and pre-funded warrant are filed as Exhibits 10.1 and 10.3, respectively, to our Current Report on Form 8-K (001-35608) filed with the Securities Exchange Commission, or the SEC, on April 2, 2025. The foregoing descriptions of the terms of the Purchase Agreement and the pre-funded warrants, are qualified in their entirety by reference to such exhibits.

Registration Rights Agreement

As previously disclosed, on March 31, 2025, we also entered into a registration rights agreement with the Purchasers, or the Registration Rights Agreement, pursuant to which we have agreed to file registration statements under the Securities Act of 1933, as amended, or the Securities Act, with the SEC, covering the resale of the shares of common stock to be issued in the private placement and the shares of common stock underlying the pre-funded warrants no later than 15 days following the applicable closing date, and to use reasonable best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days following the applicable closing date in the event of a “full review” by the SEC.

The form of Registration Rights Agreement is filed as Exhibit 10.2 to our Current Report on Form 8-K (001-35608) filed with the Securities Exchange Commission on April 2, 2025. The foregoing description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to such exhibit.

Sale of Unregistered Securities

Based in part upon the representations of the Purchasers in the Purchase Agreement, the offering and sale of the securities described above were offered and sold in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, or the Securities Act, and Regulation D promulgated thereunder, and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of Talphera.

Item 8.01 Other Events

As previously announced, on December 6, 2024, the Listing Qualifications Staff, or the Staff, of the Nasdaq Stock Market notified Talphera that the bid price for our common stock had closed below $1.00 per share for 30 consecutive business days and, as a result, Talphera no longer satisfied Nasdaq Listing Rule 5450(a)(1), the minimum bid price requirement applicable to The Nasdaq Global Select Market issuers. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were afforded an initial 180-calendar day grace period, through June 4, 2025, to regain compliance with the minimum bid price requirement.

Issuers listed on The Nasdaq Global Select Market are not eligible for a second 180-day grace period under the Nasdaq Listing Rules. However, based upon our compliance with the various criteria required under Nasdaq Listing Rule 5810(c)(3)(A)(ii) to obtain a second 180-day grace period applicable to issuers listed on The Nasdaq Capital Market, we applied and transferred the listing of our common stock to The Nasdaq Capital Market at the opening of business on May 30, 2025. On June 5, 2025, we received a written notice from the Staff granting Talphera an additional 180 days, until December 1, 2025, to regain compliance with the $1.00 bid price requirement, as set forth in Nasdaq Listing Rule 5550(a)(2). On October 20, 2025, we were notified that we had regained compliance with such minimum price requirement, as the closing bid price of our common stock had been at least $1.00 per share for a minimum of 10 consecutive business days ending October 17, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2025	Talphera, Inc.

	By:	/s/ Raffi Asadorian
	Name:	Raffi Asadorian
	Title:	Chief Financial Officer